UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 21, 2026
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 S. Capital of Texas Highway, Las Cimas IV, Suite 300
Austin, Texas 78746
(Address of principal executive offices, including zip code)
(512) 960-1010
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of John T. McDonald as Chief Executive Officer
On February 21, 2026, John T. McDonald, Chief Executive Officer and Chairman of the board of directors (the “Board”) of Upland Software, Inc. (the “Company”) notified the Board of his intention to retire as Chief Executive Officer, effective April 30, 2026 (the “Effective Date”). In connection with Mr. McDonald’s retirement as Chief Executive Officer, the Company entered into a transition agreement with Mr. McDonald (the “Transition Agreement”) to support an efficient and seamless transition of leadership. Mr. McDonald will continue to serve as Chairman of the Board.
Pursuant to the Transition Agreement, effective as of the Effective Date, Mr. McDonald’s 250,000 (750,000 at maximum performance) outstanding and unvested Performance Stock Units will be canceled, and he will be granted 250,000 Restricted Stock Units that will vest on the terms set forth in the Transition Agreement. During the 24 months following the Effective Date, Mr. McDonald will remain available to the Company as needed for transitioning his duties and provide other transitional assistance to the Company upon request and will receive a monthly taxable payment to cover health benefits.
The foregoing is a summary of the material terms of the Transition Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Mr. McDonald’s decision to retire was not the result of any disagreements with the Company on any matter relating to Company’s operations, policies or practices.

Appointment of Sean Nathaniel as Chief Executive Officer
On February 21, 2026, the Board appointed Sean Nathaniel to serve as Chief Executive Officer of the Company, effective as of the Effective Date. In this capacity, Mr. Nathaniel will be the Company’s principal executive officer.
Mr. Nathaniel, age 48, has served as President and Chief Executive Officer of DryvIQ, Inc. since October 2022. Prior to becoming Chief Executive Officer of DryvIQ, Inc., Mr. Nathaniel served as President and Chief Operating Officer from January 2022 until October 2022. From January 2020 to January 2022, he served as Chief Operating Officer of CS Disco, Inc. (NYSE: LAW), and prior to that, he held leadership roles at the Company from 2013 to 2020, including Chief Technology Officer and General Manager. Mr. Nathaniel also serves as a member of the board of directors of each of DryvIQ, Inc. and Flairstech, Inc., and on the Board of Trustees of Northwestern College. He holds an Executive M.B.A. from the University of Nebraska–Lincoln and a B.A. in Business Administration from Northwestern College.
In connection with Mr. Nathaniel’s appointment as Chief Executive Officer, on February 21, 2026, the Company entered an offer letter with Mr. Nathaniel (the “Offer Letter”). The Offer Letter contains compensation terms to begin on the Effective Date as follows: (i) an annual base salary of $600,000, (ii) eligibility for an annual bonus of up to $400,000, upon achievement of performance objectives determined by the Board, (iii) a grant of 500,000 restricted stock units, which will vest in equal installments over three years, subject to Mr. Nathaniel’s continued service, and (iv) a grant of Performance-Based Restricted Stock Units (“PRSUs”), which will vest based on the achievement of performance goals established by the Board or the Compensation Committee of the Board, subject to Mr. Nathaniel’s continued service, with 133,333 PRSUs eligible to vest at target performance and up to 500,000 PRSUs eligible to vest at maximum performance.
If Mr. Nathaniel’s employment is terminated by the Company for cause or if he resigns without good reason, he will be entitled to (i) his accrued but unpaid base salary, (ii) accrued but unused vacation, (iii) unreimbursed business expenses and (iv) any other vested benefits in accordance with applicable plans. He will not be entitled to any additional compensation or benefits. If Mr. Nathaniel’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to (i) continued payment of his base salary for twelve months following such termination and (ii) reimbursement of the employer portion of COBRA premiums for up to twelve months, subject to earlier cessation upon specified events. Any such severance payments and benefits are subject to Mr. Nathaniel’s continued compliance with the Offer Letter.
In connection with Mr. Nathaniel’s appointment, Mr. Nathaniel and the Company will enter into an indemnification agreement with the Company substantially similar to the indemnification agreement that Company’s directors and executive officers have entered, the form of which is on file with the U.S. Securities and Exchange Commission.
No family relationships exist between Mr. Nathaniel and any of the Company’s directors or executive officers or any person nominated or chosen by the Company to become a director or executive officer. Other than with respect to the compensation matters, as described above, there are no arrangements or understandings between Mr. Nathaniel and any other person pursuant to which Mr. Nathaniel was selected as Chief Executive Officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Nathaniel has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On February 25, 2026, the Company issued a press release announcing the appointment of Mr. Nathaniel as Chief Executive Officer. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Transition Agreement, dated February 25, 2026, by and between Upland Software, Inc. and John T. McDonald.
99.1	Press Release of Upland Software, Inc. dated February 25, 2026
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Michael D. Hill
Michael D. Hill Chief Financial Officer
Date: February 25, 2026